SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 8, 2005

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49802	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

970 University Avenue

Los Gatos, CA

95032

(Address of principal executive offices)

(Zip Code)

(408) 317-3700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On June 8, 2005, at a meeting of the Board of Directors of the Registrant, the Board appointed Gregory S. Stanger and A. George “Skip” Battle as members of the Board. Messrs. Stanger and Battle have accepted this appointment. The Registrant issued a press release on this appointment which is attached hereto as Exhibit 99.1.

As it does with all directors and executive officers, the Registrant has entered into an indemnification agreement with each of Mr. Stanger and Mr. Battle. The indemnification agreement requires the Registrant to indemnify Mr. Stanger and Mr. Battle, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Registrant. See the Registrant’s Form of Indemnification Agreement filed with the Securities and Exchange Commission on March 20, 2002 as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1/A.

Item 9.01 Financial Statement and Exhibits.

(c) Exhibits

99.1	Press release dated June 13, 2005 by Netflix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.
Date: June 13, 2005
/s/ Barry McCarthy
Barry McCarthy
Chief Financial Officer

Exhibit No.	Description of Exhibit
99.1*	Press release issued by Netflix, Inc. on June 13, 2005.

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934.